Exhibit No. 99.1

February 4, 2016

Board of Directors

chatAND, Inc.

244 5th Avenue, Suite C68

New York, NY 10001

RE: Resignation from chatAND, Inc.

To Whom It May Concern:

Effective as of the date hereof, please accept this correspondence as formal notice of my resignation Board of Directors (the “Board”) of chatAND, Inc., a Nevada corporation (the “Company”).

My resignation is solely due to personal reasons and is not a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices.

I am most grateful for the opportunity serve on the Company’s Board and wish the Company the best as it moves forward with its strategic objectives.

Sincerely,

/s/ Richard Rosenblum
Richard Rosenblum